Barnes & Noble Education Announces Preliminary Full-Year Fiscal 2025 and Year-to-Date Fiscal 2026 Unaudited Financial Results
Company Announces the Conclusion and Findings of Internal Investigation
Releases Preliminary FY2025 and First Half 2026 Results
First Day Complete Enrollment for Fall 2025 Estimated to Grow 24%*
Board of Directors Pleased with Revenue Growth & Strong Improvements in Operating Results and Balance Sheet
Florham Park, NJ, November 25, 2025 - Barnes & Noble Education, Inc. (NYSE: BNED), (“Barnes & Noble Education,” “BNED,” “the Company,” “we,” “us,” “our”), a leading solutions provider for the education industry, today announced that it has completed the previously disclosed internal investigation and is providing preliminary, unaudited financial results for the fiscal year ended May 3, 2025, as well as preliminary, unaudited year-to-date financial results for the first six months of fiscal 2026. The Company is also providing preliminary unaudited restated financial information for comparable periods for fiscal year ended April 27, 2024.
Barnes & Noble Education’s business is highly seasonal, with the major portion of sales and operating profit realized during the second and third fiscal quarters. BNED’s fiscal year is comprised of 52 or 53 weeks, ending on the Saturday closest to the last day of April. Fiscal 2025 includes 53 weeks vs. 52 weeks for fiscal 2024.
Conclusion of Investigation and Status of Prior Period Restatement
As previously disclosed, certain information regarding the recording of cost of digital sales was brought to the attention of the Audit Committee of the Board of Directors in July 2025. With the assistance of outside counsel and advisors, the Audit Committee initiated an investigation into these matters (the “Investigation”).
The Investigation is now complete and the Audit Committee has concluded that a former Payment Processing employee (whom the Company has since terminated) made unsupported manual journal entries that improperly reduced cost of sales in the fiscal years ended April 27, 2024 and May 3, 2025. The Investigation revealed that this employee acted alone, and without the knowing assistance, support, or direction from any other individual currently associated with the Company. The Investigation further revealed that this employee knowingly circumvented the Company’s internal accounting controls in an effort to make these journal entries, which he knew were unsupported and improper. The Investigation found no evidence that this employee derived any pecuniary gains, directly or indirectly, because of his actions.
The preliminary expected impacts to cost of sales and related items resulting from the Investigation are reflected in the financial information described below, and the Company does not expect such impacts to change from the amounts reported in its Current Report on Form 8-K filed on August 26, 2025 (the “Non-Reliance 8-K”).
Unrelated to the investigation, the Company is in the process of closing-out certain accounting matters with its auditors and is working expeditiously to complete its restatement of prior period financial information, as disclosed in the Non-Reliance 8-K and in its Current Report on Form 8-K filed today, in order to comply with its filing requirements. Therefore, the information presented remains subject to change.
FY2025 Preliminary Financial Results
Full-year preliminary (unaudited) revenue in fiscal 2025 is expected to be $1.6 billion, an increase of $40.8 million, or 2.6%, over the prior year. Gross Comparable Store Sales are expected to increase by $116.9 million, or 7.5%, year-over-year.
Revenues from BNC First Day programs are expected to increase by $119.9 million, or 25.3%, year-over-year, as First Day® Complete continues to see strong growth in institutional adoption. A total of 191 campus stores utilized First Day Complete in the spring 2025 academic term with a total enrollment of approximately 957,000* undergraduate and graduate students, up 19.0% from 803,000 in the prior year.
Full-year fiscal 2025 net loss (unaudited) is expected to be in the $(68.0) to $(62.0) million range compared to an expected net loss in the $(78.0) to $(72.0) million range (as restated) in the prior year. The fiscal 2025 net loss includes a $55.2 million non-

cash loss related to the extinguishment of debt. Adjusted EBITDA for fiscal 2025 is expected to range from $55.0 to $63.0 million, an increase of $15.0 to $29.0 million, from the $34.0 to $40.0 million range in the prior fiscal year (as restated).
We expect to report total debt at year-end of $103.1 million compared to $196.3 million on April 27, 2024. After subtracting $9.1 million of cash on hand, total net debt is expected to be $94.0 million, representing a $91.8 million year-over-year decrease. The Company’s net working capital position is also expected to substantially improve to positive $188.9 million from $46.1 million last year, while outstanding short-term payables, accrued liabilities, and current operating lease liabilities are expected to decrease by $194.0 million from last year.
First Half of FY2026 Preliminary Financial Results
The Company’s preliminary, unaudited revenue for the first six months of fiscal 2026 is expected to be approximately $933.0 million, an increase of approximately 7.8% year-over-year. The Company’s preliminary, unaudited net income for the first half of fiscal 2026 is expected to range from $3.0 to $8.0 million, an anticipated improvement of $62.0 to $73.0 million over net loss of $(65.0) to $(59.0) for the first six months of fiscal 2025 (preliminary, unaudited as restated), driven by comparable store top-line growth and continued cost management.
The Company’s preliminary, unaudited Adjusted EBITDA is expected to be in the range of $32.0 to $42.0 million as compared to $30.0 to $36.0 million of Adjusted EBITDA in the first six months of fiscal 2025 (preliminary, unaudited, as restated). Total Net Debt is expected to be $110.8 million at the end of 2Q Fiscal 2026, a $55.2 million decrease compared to the end of the second fiscal quarter in fiscal 2025.
The tables below reflect the reconciliation of Adjusted EBITDA to the most comparable GAAP financial metric, Net Income from Continuing Operations, for each of fiscal 2025 and for the first half of fiscal 2026, together with the comparison to the related prior period:

$ in thousands	53 weeks ended	52 weeks ended
	May 3, 2025	April 27, 2024
	(unaudited)	(unaudited, as restated)
Net income from continuing operations	$(68,000) - $(62,000)	$(78,000) - $(72,000)
Add:
Depreciation and amortization expense	37,885	40,563
Impairment expense	1,713	7,776
Interest expense, net	22,260	40,365
Income tax expense	2,000 - 4,000	700 - 900
Loss on extinguishment of debt	55,233	-
Other (income) expense	(1,572)	19,185
Stock-based compensation expense (non-cash)	5,386	3,215
Adjusted EBITDA (Non-GAAP) - from continuing operations	$55,000 - $63,000	$34,000 - $40,000

$ in thousands	26 weeks ended
	November 1, 2025	October 26, 2024
	(unaudited)	(unaudited, as restated)
Net income from continuing operations	$3,000 - $8,000	$(65,000) - $(59,000)
Add:
Depreciation and amortization expense	16,426	21,587
Interest expense, net	8,483	13,081
Income tax expense	$0 - $5,000	900 - 1,000
Loss on extinguishment of debt	-	55,233
Other (income) expense	-	3,468

Stock-based compensation expense (non-cash)	4,521	392
Adjusted EBITDA (Non-GAAP) - from continuing operations	$32,000 - $42,000	$30,000 - $36,000
__________
* Total undergraduate and graduate student enrollment as reported by National Center for Education Statistics (NCES) as of January 7, 2025.
Management Commentary
“We have now completed the internal investigation and have preliminary restated financial information,” said Jonathan Shar, Chief Executive Officer. “In Fiscal 2025, our preliminary results include strong sales and a significant year-over-year increase in Adjusted EBITDA, driven by continued adoption of our BNC First Day offerings, improved comparable store performance, and disciplined expense management. We also significantly strengthened our balance sheet and stabilized our store footprint with numerous key new business wins.”
Mr. Shar continued, “Now halfway through fiscal 2026, our focus is on building on this momentum through strong execution and innovation. We are excited about the continued growth of First Day®, which has seen accelerated enrollment growth for the current academic year, with 223 campus stores utilizing First Day Complete in the fall 2025 academic term and total enrollment reaching approximately 1.14 million* undergraduate and graduate students, up 24% from the prior year. Our new Room Service offering has also generated strong interest from our college and university partners in advance of the customer launch this spring.
Outlook
Barnes & Noble Education expects continued top line growth in fiscal 2026 despite one fewer operating week and broader market uncertainties in the higher education and retail sectors. Supported by anticipated gross profit dollar increases and continued expense discipline, the Company currently expects Adjusted EBITDA in the range of $65 to $75 million. BNED anticipates a material reduction in interest costs versus last fiscal year, approximately $22 million in capital expenditures, and expects to be a normal cash taxpayer.
Looking ahead to fiscal 2027, the Company sees meaningful opportunities to improve gross margins and is seeking to grow Adjusted EBITDA in the range of 15% to 20% or more.
Use of Non-GAAP Financial Information—Adjusted EBITDA
To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measure of Adjusted EBITDA, which is a non-GAAP financial measure under Securities and Exchange Commission (the “SEC”) regulations. We define Adjusted EBITDA as net income (loss) from continuing operations plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for additional items that are subtracted from or added to net income (loss) from continuing operations.
Adjusted EBITDA has been reconciled to the most comparable financial measures presented in accordance with GAAP, consolidated net income (loss) All of the items included in the reconciliation are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
Adjusted EBITDA is not intended as a substitute for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company’s use of Adjusted EBITDA may be different from similarly named measures used by other companies, limiting its usefulness for comparison purposes.
We review Adjusted EBITDA as an internal measure to evaluate our performance at a consolidated level to manage our operations. We believe that this measure is a useful performance measure which is used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that Adjusted EBITDA provides for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as it excludes certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K for the fiscal year-ended May 3, 2025 when filed with the SEC. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.
ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Media & Investor Contact:
Rob Fink
FNK IR
BNED@fnkir.com
646-809-4048
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “forecasts,” “projections,” “continue to,” “committed to,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, and such statements include but are not limited to those related to the expected financial results that we expect to report upon completion of our restatement, our capital structure, optionality, positioning, strategic and operational objectives, broader market trends, anticipated growth in our BNC First Day program, expected trends in financial results, including those related to seasonality, as well as forward-looking continued top line growth, anticipated gross profit dollar increases, continued expense discipline, Adjusted EBITDA, interest costs, capital expenditures and long-term projected growth in Adjusted EBITDA operating free cash flow and GAAP net income. We caution you not to place undue reliance on these forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the impact of the completion of our financial close process and related audits by our independent registered public accounting firm as we complete our restatement process; the amount of our indebtedness and ability to comply with covenants contained in our credit agreement; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; slower than anticipated pace of adoption of our BNC First Day® equitable and inclusive access course material models; our dependency on strategic service provider relationships and the potential for adverse operational and financial changes to these strategic service provider relationships; non-renewal of our managed bookstore, physical and/or online store contracts; general competitive conditions; a decline in college enrollment or decreased funding available for students; technological changes, including the adoption of artificial intelligence technologies for educational content; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks; disruption of or interference with third party service providers and our own proprietary technology; and changes in applicable domestic and international laws, rules or regulations or changes in enforcement practices, including, without limitation, U.S. tax reform, changes in tax rates, tariffs, import and export control laws and regulations, changes to consumer data privacy rights legislation, as well as related guidance. Moreover, we operate in a very competitive and rapidly changing environment and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended May 3, 2025, when filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.